Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Marc Brailov

MicroStrategy Incorporated

(703) 770-1670

(mbrailov@microstrategy.com)

MicroStrategy Reports 28 Percent

Year-over-Year Revenue Growth in Q3 2003

Q3 2003 License Revenues Increase By 37 Percent Over Q3 2002

Q3 2003 Income From Operations Increases by 350 Percent over Q3 2002

MCLEAN, Va., October 28, 2003—MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ended September 30, 2003 (the third quarter of its 2003 fiscal year), reporting significant revenue growth from the preceding year. In the third quarter, revenues increased by approximately 28 percent and license revenues grew by approximately 37 percent, in comparison to the same period last year. This marked the fourth consecutive quarter of year-over-year license revenue growth. MicroStrategy also reported positive stockholders’ equity of $26.2 million at the end of the third quarter 2003.

Third quarter 2003 revenues were $42.8 million versus $33.4 million in the third quarter of 2002 and $43.6 million in the second quarter of 2003. Third quarter 2003 license revenues were $17.7 million versus $12.9 million in the third quarter of 2002 and $19.6 million in the second quarter of 2003. Net loss attributable to common stockholders for the third quarter of 2003, determined in accordance with Generally Accepted Accounting Principles (GAAP), was ($1.59) per share on a diluted basis. This result included a non-cash, non-recurring loss on the early extinguishment of notes payable of $30.2 million as a result of the conversion of all outstanding 7½% Series A Unsecured Notes into common stock on July 30, 2003 and a non-cash charge for discount amortization expense on notes payable of $0.3 million. Third quarter 2003 income from operations was $7.0 million versus $1.5 million in the third quarter of 2002.

“MicroStrategy continues to improve financially,” said MicroStrategy President and CFO Eric F. Brown. “Revenue growth combined with the elimination of long-term debt gives MicroStrategy a solid financial platform.”

“Our license revenue growth comes from our market leadership in producing innovative software that can scale easily to very large databases and user populations,” said MicroStrategy Chairman and CEO Michael J. Saylor. “We hope our success will continue with our planned November 2003 release of a new, enterprise class reporting engine for our platform.”

Added 116 New Customers and New Deals

New customers and new deals with existing customers in Q3 2003 included:

ACMI Corporation, American Signature, Inc., Amway Corporation, Banco Santander Central Hispano, Best Buy, Careerbuilder, Cascade Natural Gas Company, Chela Financial, Chuck Latham Associates, Comcast Cable Communications, Inc., ConocoPhillips, Cox Communications, Inc., FleetBoston Financial Corporation, Focus Technology Group, Forest Laboratories, Inc., Garden Ridge, GE Medical Systems, Hannaford Brothers, Hudson’s Bay Company, iDine Rewards Network, Liquor Control Board of Ontario, Meredith Corporation, National Institutes of Health, Oakwood Homes Corporation, Quixtar, Inc., Reinsurance Group of America, Inc., Rite-Hite Corporation, Spartan Stores, Inc., Stage Stores, Inc., The Charles Stark Draper Laboratory, Toys R Us, Inc., TRX Data Services, Upsher-Smith Laboratories, Inc., Verispan, LLC, Waterford Wedgwood, USA and Wells Fargo Bank.

Examples of Noteworthy Customer Deals from Q3 2003:

Cascade Natural Gas

Cascade Natural Gas Corporation has chosen the MicroStrategy Business Intelligence Platform(™) as its business intelligence standard. The first phase of MicroStrategy report development will enable the Finance and Accounting departments to perform period-end financial analysis against a Microsoft® data mart and reduce the reporting time to company management. End users will be able to view the core financial reports via the Web, and explore data by dimensions that were previously unavailable. Cascade intends to build several additional business intelligence applications on the MicroStrategy platform and roll them out over time to more than 200 users throughout the company. After considering business intelligence solutions from Hyperion and Crystal Decisions, Cascade selected MicroStrategy due to its scalable architecture, Web-based user interface and extensive report formatting capabilities.

Cox Communications

Cox Communications, Inc., the fourth largest cable provider in the nation, has selected the MicroStrategy Business Intelligence Platform(™) for sales lead management. The company will utilize the MicroStrategy platform to track and assess business data across sales, billing, and network engineering areas to provide end users with greater insight into the company’s lead management system for Cox Business Services. After an in-depth evaluation of many of the competing products in the industry, Cox Communications selected the MicroStrategy platform for its easy-to-use Web interface and open platform that integrated with its existing system.

Liquor Control Board of Ontario

The Liquor Control Board of Ontario (LCBO), the largest single purchaser of beverage alcohol in the world, has expanded its deployment of the MicroStrategy platform for enhanced supply chain operations. Through MicroStrategy, LCBO is successfully providing its end users with insight into supply chain operations. A wide range of LCBO staff, including category managers, inventory managers and financial analysts, use MicroStrategy to help analyze daily sales transactions, inventory, financial and shipment data.

Comcast Cable

Comcast Cable, the country’s leading cable and broadband communications provider, has expanded its deployment of the MicroStrategy Business Intelligence Platform™ to increase internal operational efficiency and employee productivity. Comcast is using the MicroStrategy system to analyze business data across functional areas to provide managers with greater insight into the company’s internal operations. Comcast is running these applications against a 1-terabyte Redbrick database.

Hudson’s Bay Company

Hudson’s Bay Company (HBC), Canada’s largest retailer and oldest corporation, has expanded its deployment of the MicroStrategy Business Intelligence Platform(™) to include Customer Relationship Management (CRM). HBC CRM Consultants and Analysts will be able to more efficiently analyze customer behavior to plan and optimize customer strategies and tactics and further enhance the customer shopping experience. HBC is running customer analytic applications against a large Oracle database to help identify the tastes and preferences of particular target markets to create more relevant offerings and improve the efficiency of communications dollars.

Loblaw Companies Limited

Loblaw Companies Limited, Canada’s largest food distributor, has expanded deployment of the MicroStrategy platform enterprise-wide to assess sales, merchandising and category management. Initially, 200 Loblaw employees will utilize the MicroStrategy platform, including senior executives, category managers and store personnel. The number of MicroStrategy users is projected to grow sharply to several thousand as the platform’s deployment is expanded. Loblaw plans numerous additional MicroStrategy applications, including conducting analyses of suppliers and partners to improve vendor relationships.

Telephia

Telephia, Inc., the leading provider of marketing and service quality intelligence to the mobile industry, has chosen the MicroStrategy platform to power its client portal for business intelligence. Telephia will utilize the MicroStrategy platform to anchor its extranet, which provides marketing and service quality data to wireless carriers. MicroStrategy will anchor Telephia’s industry-leading portfolio of marketing and service quality performance products designed to help mobile companies track their position in the mobile marketplace, optimize investment decisions, and drive adoption and usage of their services and products. Telephia chose MicroStrategy because it will enable Telephia to take maximum advantage of its vast warehouse of mobile market and industry information by consolidating the delivery environment to ensure user interface consistency, scalability, ease-of-use, information security, and reduced time-to-market.

MicroStrategy’s Strategic Partnerships

Signed 24 Agreements with Systems Integrators and OEMs (Original Equipment Manufacturers)

New partners include:

AC Technologies, Inc., CadenceQuest, Inc., Cap Gemini Ernst & Young, Core Technologies, Covansys Corporation, CRS Retail Systems, Dimensional Strategies Inc., Hexaware Technologies, Innovative Consulting, Inc. and Thinkfast Consulting.

More Awards for MicroStrategy’s Technology & Market Achievements

MicroStrategy continued to win awards in Q3 2003 for its business intelligence software and its market success. In September, MicroStrategy won the 2003 Software Business Industry Award for Best Product Development. Software Business magazine’s Third Annual Software Industry Awards recognize software companies that have displayed industry-wide leadership with their initiatives and products, distinguishing their brands and strategies from a pool of nominations submitted by many successful companies.

“Growing in popularity, we received hundreds of nominations for this year’s software industry awards, making for fierce competition,” said John G. Cargile, Managing Editor of Software Business. “We selected MicroStrategy for Best Product Development because MicroStrategy’s Business Intelligence Platform™

has consistently stood out as an industry-leading solution. MicroStrategy’s business intelligence platform is the only platform flexible enough to suit every business need.”

Also in September, ComputerWorld Brazil honored MicroStrategy Brazil with its number-one ranking among business intelligence companies in the Brazilian market. MicroStrategy won this top ranking as part of ComputerWorld Brazil’s annual Top 100 IT Companies’ listing. This is the second consecutive year that MicroStrategy Brazil has appeared on the list.

Conversion of Remaining 7 1/2% Series A Unsecured Notes

On June 23, 2003, the Company announced that it had elected to convert the remaining $53,035,445 in principal amount outstanding of its 7 1/2% series A unsecured notes (the “Notes”) plus all accrued and unpaid interest on the Notes, into shares of the Company’s class A common stock on July 30, 2003.

On July 30, 2003, the Company implemented the conversion. The conversion resulted in the issuance by the Company of 1,654,839 shares of class A common stock (the “Conversion Shares”) and payment of approximately $47,000 of cash in lieu of fractional shares.

As a result of the conversion on July 30, 2003, the Company incurred a non-recurring, non-cash charge of approximately $30.2 million, which is equal to the difference between the fair market value of the Conversion Shares on July 30, 2003, and approximately $39.8 million, the carrying value of the Notes plus accrued and unpaid interest on July 30, 2003.

Outlook and Financial Guidance Information

The following statements are subject to risks and uncertainties described at the end of this press release. Management guidance for 2003 and 2004 contained herein is valid as of the date of this press release only and supersedes any previously announced guidance as to the company’s expectations for financial results for 2003 and 2004.

(in millions, except for per share data)	Q4 2003 Range	Full Year 2003 Range	Full Year 2004 Range
Revenue	$39.0 – $45.0	$162.9 –$168.9	$175.0 – $185.0
Net income (loss)	$4.7 – $7.5	($16.7) –($13.9)	$25.5 – $30.6
GAAP basic earnings (loss) per share	$0.29 – $0.45	($1.09) – ($0.94)
GAAP diluted earnings (loss) per share	$0.27 – $0.44	($1.09) – ($0.94)	$1.50 – $1.70
GAAP basic weighted average shares outstanding	16.0 – 16.5	14.8 – 15.3
GAAP diluted weighted average shares outstanding	17.2 – 17.7	14.8 – 15.3	17.0 – 18.0

Additional Financial Information
Discount amortization expense on notes payable	$0.0 – $0.0	($2.1) – ($2.1)	$0.0 – $0.0
Restructuring charge	$0.0 – $0.0	($1.7) – ($1.7)	$0.0 – $0.0
Loss on conversion of notes payable	$0.0 – $0.0	($31.1) – ($31.1)	$0.0 – $0.0
Amortization of intangible assets	$0.0 – $0.0	($0.2) – ($0.2)	$0.0 – $0.0

Total of Additional Financial Information	$0.0 – $0.0	($35.1) – ($35.1)	$0.0 – $0.0

Adjusted diluted weighted average shares outstanding	17.2 – 17.7	15.7 – 16.2	17.0 – 18.0

(Note: The adjusted diluted weighted average sharecount was estimated by taking the GAAP basic weighted average sharecount and adding an estimate for employee stock options)

MicroStrategy will be discussing its third quarter 2003 results on a conference call today beginning at approximately 5:30 p.m. EST. To access the conference call dial 877-597-9704 (domestically) or 706-634-6550 (internationally) and mention Michael Saylor as Chairperson. A live Webcast and replay of the conference call will be available at http://www.microstrategy.com/investor. A 48-hour replay of the call will also be available by dialing 800-642-1687 (domestically) or 706-645-9291 (internationally), conference ID 3012736.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Leading Fortune 2000 companies are integrating MicroStrategy’s industrial-strength software into virtually all facets of their businesses. The MicroStrategy Business Intelligence Platform™ distills vast amounts of data into vital, probing insight to help drive cost-efficiency, productivity, customer relations and revenue-generation. MicroStrategy offers exceptional capabilities — excellent scalability, powerful analytics, user-friendly query and reporting features and an outstanding, easy-to-use Web interface. Top companies are using MicroStrategy to cost-effectively harness large, multi-

terabyte databases; empower thousands of employees at all operational levels; and extend the benefits of business intelligence enterprise-wide and beyond to customers, partners and suppliers.

MicroStrategy has over 2,200 enterprise-class customers, including General Motors, Best Buy, Lowe’s Home Improvement Warehouse, Yahoo!, Visa International, Wells Fargo, Telecom Italia, AT&T Wireless Group and Aventis. MicroStrategy also has relationships with over 500 systems integrators and application development and platform partners, including IBM, PeopleSoft, Sun, and Hewlett-Packard. MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information or to purchase or demo MicroStrategy’s software, visit MicroStrategy’s Web site at http://www.microstrategy.com.

MicroStrategy, MicroStrategy 7, MicroStrategy Business Intelligence Platform, and MicroStrategy 7i are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company’s ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Revenues
Product licenses	$17,652	$12,869	$53,818	$42,399
Product support and other services	25,185	20,500	70,087	63,459

Total revenues	42,837	33,369	123,905	105,858

Cost of Revenues
Product licenses	812	991	2,341	2,084
Product support and other services	5,980	5,727	18,357	18,853

Total cost of revenues	6,792	6,718	20,698	20,937

Gross profit	36,045	26,651	103,207	84,921

Operating Expenses
Sales and marketing	13,667	11,148	40,629	35,029
Research and development	6,905	6,245	21,636	18,446
General and administrative	8,478	6,490	23,625	20,064
Restructuring and impairment charges	—	370	1,699	2,764
Amortization of intangible assets	18	856	166	2,683

Total operating expenses	29,068	25,109	87,755	78,986

Income from operations	6,977	1,542	15,452	5,935

Financing and Other (Expense) Income
Interest income	174	200	545	609
Interest expense (note 1)	(701)	(2,772)	(5,048)	(6,050)
Loss on investments	—	(29)	—	(523)
Reduction in estimated cost of litigation settlement	—	—	—	11,396
(Loss) gain on early extinguishment of notes payable	(30,229)	4,661	(31,069)	4,661
Gain on contract termination	—	—	—	16,837
Other (expense) income, net	(237)	(300)	(142)	1,753

Total financing and other (expense) income	(30,993)	1,760	(35,714)	28,683

Income before income taxes	(24,016)	3,302	(20,262)	34,618
Provision for income taxes	342	312	1,135	1,131

Net (loss) income	(24,358)	2,990	(21,397)	33,487

Dividends, accretion, and beneficial conversion feature on convertible preferred stock	—	(1,751)	—	(6,874)
Net gain on refinancing of series B, C and D convertible preferred stock	—	36,135	—	36,135

Net (loss) income attributable to common stockholders	$(24,358)	$37,374	$(21,397)	$62,748

Basic (loss) earnings per share	$(1.59)	$0.19	$(1.48)	$2.96

Diluted (loss) earnings per share	$(1.59)	$0.18	$(1.48)	$2.88

Basic weighted average shares outstanding	15,359	11,959	14,418	11,036

Diluted weighted average shares outstanding	15,359	12,629	14,418	11,368

(1) Interest expense for the three months ended September 30, 2003 and 2002, includes discount amortization expense on notes payable of $281 and $1,065, respectively. Interest expense for the nine months ended September 30, 2003 and 2002, includes discount amortization expense on notes payable of $2,137 and $1,065, respectively.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2003	December 31, 2002
Assets	(unaudited)	(audited)
Current assets
Cash and cash equivalents	$38,721	$15,036
Restricted cash	797	6,173
Accounts receivable, net	28,207	28,195
Prepaid expenses and other current assets	6,144	5,076
Deferred tax assets, net	421	495

Total current assets	74,290	54,975

Property and equipment, net	16,435	18,471
Goodwill and intangible assets, net	622	789
Capitalized software development costs, net	3,233	4,414
Deposits and other assets	1,805	1,224
Deferred tax assets, net	91	—

Total Assets	$96,476	$79,873

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$14,069	$15,267
Accrued compensation and employee benefits	13,948	11,352
Accrued interest	—	244
Accrued restructuring costs	2,627	5,222
Deferred revenue and advance payments	29,696	23,961
Deferred tax liabilities, net	9	—
Notes payable	—	4,698
Net liabilities of discontinued operations	745	1,151

Total current liabilities	61,094	61,895

Deferred revenue and advance payments	2,934	1,381
Other long-term liabilities	2,062	2,402
Accrued restructuring costs	4,201	3,663
Notes payable	—	45,041

Total Liabilities	70,291	114,382

Stockholders’ Equity (Deficit):
Preferred stock undesignated; $0.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 12,224 and 9,157 shares
issued and outstanding, respectively	12	9
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,703 and 4,619 shares
issued and outstanding, respectively	4	5
Additional paid-in capital	386,720	305,334
Deferred compensation	—	(17)
Accumulated other comprehensive income	2,856	2,170
Accumulated deficit	(363,407)	(342,010)

Total Stockholders’ Equity (Deficit)	26,185	(34,509)

Total Liabilities and Stockholders’ Equity (Deficit)	$96,476	$79,873

MICROSTRATEGY INCORPORATED

Computation of basic and diluted earnings (loss) per share

(in thousands, except per share data)

(unaudited)

	Three months ended September 30, 2003			Three months ended September 30, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net (loss) income	$(24,358)			$2,990
Dividends, accretion and beneficial conversion feature on convertible preferred stock	—			(1,751)
Net gain on refinancing of series B, C and D convertible preferred stock	—			36,135

Net (loss) income attributable to common stockholders	(24,358)			37,374

Effect of common stock:
Weighted average shares of class A common stock	—	11,656		—	7,029
Weighted average shares of class B common stock	—	3,703		—	4,643
Series B preferred stock	—	—		(17,524)	106
Series C preferred stock	—	—		(14,163)	64
Series D preferred stock	—	—		(3,466)	117

Basic (loss) earnings per share	(24,358)	15,359	$(1.59)	2,221	11,959	$0.19

Effect of dilutive securities:
Series F preferred stock	—	—		—	579
Employee stock options	—	—		—	91

Diluted (loss) earnings per share	$(24,358)	15,359	$(1.59)	$2,221	12,629	$0.18

The diluted loss per share calculation for the three months ended September 30, 2003 excluded employee stock options of 1,109,680 because their effect would have been anti-dilutive.

The numerator in the basic and diluted earnings per share calculation for the three months ended September 30, 2002 has been adjusted to deduct the $36.1 million gain on the refinancing of the series B, C and D convertible preferred stock and add back $982,000 of dividends and accretion on the series B, C and D convertible preferred stock that would have been excluded from net income attributable to common stockholders assuming conversion at the beginning of the period under the if-converted method.

MICROSTRATEGY INCORPORATED

Computation of basic and diluted earnings (loss) per share

(in thousands, except per share data)

(unaudited)

	Nine months ended September 30, 2003			Nine months ended September 30, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net (loss) income	$(21,397)			$33,487
Dividends, accretion and beneficial conversion feature on convertible preferred stock	—			(6,874)
Net gain on refinancing of series B, C and D convertible preferred stock	—			36,135

Net (loss) income attributable to common stockholders	(21,397)			62,748

Effect of common stock:
Weighted average shares of class A common stock	—	10,715		—	5,428
Weighted average shares of class B common stock	—	3,703		—	4,823
Series A preferred stock	—	—		327	213
Series B preferred stock				(15,311)	212
Series C preferred stock				(12,054)	128
Series D preferred stock	—	—		(2,992)	232

Basic (loss) earnings per share	(21,397)	14,418	$(1.48)	32,718	11,036	$2.96

Effect of dilutive securities:
Series F preferred stock	—	—		—	193
Employee stock options	—	—		—	139

Diluted (loss) earnings per share	$(21,397)	14,418	$(1.48)	$32,718	11,368	$2.88

The diluted loss per share calculation for the nine months ended September 30, 2003 excluded employee stock options of 743,523 because their effect would have been anti-dilutive.

The numerator in the basic and diluted earnings per share calculation for the nine months ended September 30, 2002 has been adjusted to deduct the $36.1 million gain on the refinancing of the series B, C and D convertible preferred stock and add back $6.1 million of dividends and accretion on the series A, B, C and D convertible preferred stock that would have been excluded from net income attributable to common stockholders assuming conversion at the beginning of the period under the if-converted method.

MICROSTRATEGY INCORPORATED

Additional Financial Information

Net (Loss) Income and Additional Financial Information

(in thousands)

(unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Net (loss) income	$(24,358)	$2,990	$(21,397)	$33,487

Additional Financial Information
Restructuring and impairment charges	—	370	1,699	2,764
Amortization of intangible assets	18	856	166	2,683
Loss on investments	—	29	—	523
Reduction in estimated cost of litigation settlement	—	—	—	(11,396)
Loss (gain) on early extinguishment of notes payable	30,229	(4,661)	31,069	(4,661)
Gain on contract termination	—	—	—	(16,837)
Discount amortization expense on notes payable	281	1,065	2,137	1,065
Other items	—	358	—	74

Total	$30,528	$(1,983)	$35,071	$(25,785)

Additional Financial Information—Cash vs. Non-cash
(in thousands)
(unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Non-cash:
Amortization of intangible assets	$18	$856	$166	$2,683
Loss on investments	—	29	—	523
Reduction in estimated cost of litigation settlement	—	—	—	(11,396)
Loss (gain) on early extinguishment of notes payable	30,229	(4,661)	31,069	(4,661)
Gain on contract termination	—	—	—	(16,837)
Discount amortization expense on notes payable	281	1,065	2,137	1,065
Other items	—	362	—	284

Total non-cash	30,528	(2,349)	33,372	(28,339)

Cash:
Restructuring and impairment charges	—	370	1,699	2,764
Other items	—	(4)	—	(210)

Total cash	—	366	1,699	2,554
Total	$30,528	$(1,983)	$35,071	$(25,785)

Additional Financial Information—Diluted Weighted Average Shares Outstanding

The GAAP diluted loss per share calculation for the three and nine months ended September 30, 2003 excluded employee stock options of 1,109,680 and 743,523, respectively, because their effect would have had an anti-dilutive impact on the net loss per share calculation during those periods. Had the Company generated net income in accordance with GAAP, it would have been required under GAAP to include the dilutive effect of employee stock options in the computation of GAAP diluted weigted average shares outstanding.

MICROSTRATEGY INCORPORATED

Non-Generally Accepted Accounting Principles ("Non-GAAP") Financial Measures

Management believes that the presentation of the additional financial information is helpful in understanding the ongoing operating results and cash flow indicators with respect to the Company's core business because the additional financial items are non-cash or cash related gains and expenses incurred during the period that are not associated with ongoing operating results and are not cash flow indicators of the Company's core business operations.

EBITDA and Additional Financial Information

(in thousands)

(unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002

Net (loss) income attributable to common stockholders	$(24,358)	$37,374	$(21,397)	$62,748

Interest income	(174)	(200)	(545)	(609)
Interest expense	701	2,772	5,048	6,050
Provision for income taxes	342	312	1,135	1,131
Depreciation and amortization	2,069	2,518	6,663	7,605
Amortization of intangible assets	18	856	166	2,683

EBITDA	$(21,402)	$43,632	$(8,930)	$79,608

Additional Financial Information:
Restructuring and impairment charges	—	370	1,699	2,764
Loss on investments	—	29	—	523
Reduction in estimated cost of litigation settlement	—	—	—	(11,396)
Loss (gain) on early extinguishment of notes payable	30,229	(4,661)	31,069	(4,661)
Gain on contract termination	—	—	—	(16,837)
Other expense (income)	237	300	142	(1,753)
Dividends, accretion, and beneficial conversion feature on convertible preferred stock	—	1,751	—	6,874
Net gain on refinancing of series B, C and D convertible preferred stock	—	(36,135)	—	(36,135)

Total	$30,466	$(38,346)	$32,910	$(60,621)